Exhibit 21.1
                                                      Jurisdiction of
                                                      Incorporation
                                                      ------------------
First Tier Subsidiaries of Registrant:

Financial Trust Services Company                        Pennsylvania
Keystone Financial Bank, N.A.                           United States
Keystone Financial Unlimited, Inc.                      Pennsylvania
Key Trust Company                                       Pennsylvania
Keystone CDC, Inc.                                      Pennsylvania
Keystone Financial Community Development Corporation I  Pennsylvania
Keystone Financial Life Insurance Company               Arizona
Keystone Financial Mid-Atlantic Funding Corporation     Pennsylvania
Keystone Investment Services, Inc.                      Delaware
Martindale Andres & Company                             Pennsylvania
MMC&P Retirement Benefit Services, Inc.                 Pennsylvania

Second Tier Subsidiaries of Registrant:

Keystone Financial Mortgage Corporation                 Pennsylvania
Keystone Brokerage, Inc.                                Pennsylvania
ATB Holding Company, Inc.                               Delaware
ATB Real Estate Investment Trust, Inc.                  Maryland


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